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                                                                    Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interstate Bakeries Corporation on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated July 19, 1996, incorporated by reference in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 1, 1996 and incorporated by reference into Registration Statement No. 333-27961.

We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 333-27961 which is incorporated by reference herein.



/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 23, 1997